Exhibit 99.1

[GRAPHIC OMITTED]


CONTACT:
The Management Network Group, Inc.        or           Brainerd Communicators
Janet Hall                                             Corey Kinger (Investors)
Janet.Hall@tmng.com                                    kinger@braincomm.com
-------------------                                    --------------------
800.876.5329                                           Olga Shmuklyer (Media)
                                                       shmuklyer@braincomm.com
                                                       -----------------------
                                                       212.986.6667



                     TMNG REPORTS 2006 FIRST QUARTER RESULTS



Overland Park, KS - May 11, 2006 - TMNG Global (Nasdaq: TMNG), a leading provider of management consulting services to the global communications, media and entertainment industries, today reported financial results for its 2006 first quarter ended April 1, 2006.

Revenue in the first quarter of 2006 was $7.2 million, comparable with revenue of $7.1 million in the first quarter of 2005, and up 15% from the fourth quarter of 2005. During the quarter, gross margin was 50.5%, compared with 51.5% in the first quarter of 2005. The adoption of SFAS 123R impacted first quarter 2006 gross margin by 2.6%. The adoption of SFAS 123R in the first quarter of 2006 requires the Company to recognize compensation expense for all stock-based awards made to employees and non-employee directors. TMNG Global reported a net loss of $1.6 million, or $0.04 on a diluted share basis for the first quarter of 2006, compared with a net loss of $608,000, or $0.02 per diluted share in last year's first quarter. The increased net loss reflected the impact of adoption of SFAS 123R and higher selling, general and administrative expenses as the company selectively hires additional senior-level personnel to drive new client and business initiatives.

The company ended the first quarter with a strong cash and short-term investments position of $48.4 million, working capital of $51.7 million, virtually no long-term debt, and stockholders' equity of $65.3 million.

"TMNG is transforming and broadening its market opportunities by leveraging its wireless and Internet Protocol expertise beyond telecom and into all areas of converging media and entertainment," said TMNG Chairman and CEO Rich Nespola. "Thus far in 2006 we have made significant strides in building our client base in media, entertainment and, notably, cable, where we have a reinvigorated practice and a more expansive set of service offerings. We have begun working on a major MVNE engagement, supporting a large prepaid wireless launch by a national brand telecom service provider. Finally, we have significantly expanded our international presence with the acquisition of ADVENTIS Ltd., which combined with our Cambridge group gives us an established strategic consulting footprint and client relationships in the European and Asian markets. We anticipate that all of these initiatives and developments will begin to drive improving financial results as we move through 2006."

Conference Call
TMNG will host a conference call at 5:00 p.m. ET today to discuss 2006 first quarter results. Investors can access the conference call via a live webcast on the company's website, www.tmng.com, or by dialing 877-297-4509, passcode 7298962. A replay of the conference call will be archived on the company's website for one week. Additionally, a replay of the call will be available by dialing 877-519-4471, passcode 7298962, through May 19, 2006.

About TMNG Global
The Management Network Group, Inc. (Nasdaq: TMNG) is a leading provider of professional services to the converging communications industry and the financial services firms that support it. With more than 400 consultants worldwide, TMNG Global's clients include communications service providers, entertainment, media and technology companies, and financial services firms. Founded in 1990, TMNG Global has provided strategic and management consulting, as well as managed services, to more than 1000 clients worldwide, including all the Fortune 500 telecommunications companies. The company is headquartered in Overland Park, Kansas, with offices in Berlin, Boston, Chicago, London, New York, Denver, Dallas, Shanghai and Washington, D.C. TMNG Global can be reached at 1.888.480.TMNG (8664) or online at http://www.tmng.com.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. In particular, any statements contained herein regarding expectations with respect to future business, revenues or profitability are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company's control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include, among other things, conditions in the telecommunications industry, overall economic and business conditions, the demand for the Company's services, and technological advances and competitive factors in the markets in which the Company competes. These risks and uncertainties are described in detail from time to time in TMNG's filings with the Securities and Exchange Commission.



                     (Please see attached financial tables)

                       THE MANAGEMENT NETWORK GROUP, INC.
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                QUARTER ENDED

                                                         April 1, 2006     April 2, 2005

Revenues                                               $        7,163   $         7,067

Cost of services (including equity related
  charges of $193 and $35 for the thirteen
  weeks ended April 1,2006 and April 2, 2005,
  respectively)                                                 3,544             3,429
                                                       ---------------  ----------------
Gross profit                                                    3,619             3,638

Operating expenses:
  Selling, general and administrative
    (including equity related charges of
    $510 and $188 for the thirteen weeks
    ended April 1, 2006 and April 2, 2005,
    respectively)                                               5,482             4,213
  Real estate restructuring                                       -                  75
  Depreciation and amortization                                   214               282
                                                       ---------------  -----------------
     Total                                                      5,696             4,570
                                                       ---------------  -----------------


Loss from operations                                           (2,077)             (932)

Other income, net                                                 535               339
                                                       ---------------  -----------------

Loss from continuing operations before
income tax provision                                           (1,542)             (593)

Income tax provision                                              (21)              (15)
                                                       ---------------  -----------------

Net loss                                               $       (1,563)             (608)
                                                       ===============  =================

Net loss per common share
  Basic and diluted                                    $        (0.04)  $         (0.02)
                                                       ===============  =================
Shares used in calculation of net loss per common
share
  Basic and diluted                                            35,625            34,977
                                                       ===============  =================


                       THE MANAGEMENT NETWORK GROUP, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                     ASSETS


                                             April 1, 2006    December 31, 2005

CURRENT ASSETS:
  Cash and cash equivalents                    $    15,243        $    10,951
  Short-term investments                            33,200             38,700
  Receivables, net                                   6,843              6,149
  Refundable income taxes                              112                117
  Other assets                                       1,177              1,262
                                           ----------------   ----------------
     Total current assets                           56,575             57,179

GOODWILL                                            13,365             13,365

INTANGIBLES, net                                     1,536              1,651

PROPERTY & EQUIPMENT, net                              948                900

OTHER ASSETS                                           452                454
                                           ----------------   ----------------

TOTAL ASSETS                                   $    72,876        $    73,549
                                           ================   ================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Trade accounts payable                        $      578         $    1,025
  Accrued liabilities and other                      4,279              3,657
                                           ----------------   ----------------
     Total current liabilities                       4,857              4,682

NONCURRENT LIABILITIES                               2,675              2,819

STOCKHOLDERS' EQUITY                                65,344             66,048
                                           ----------------   ----------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $    72,876        $    73,549
                                           ================   ================



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